EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Ceramco Inc. (Delaware)

     B.   Ceramco Manufacturing Co. (Delaware)

     C.   CeraMed Dental, L.L.C. (Delaware)

     D.   Dentsply Argentina S.A.C.e.I. (Argentina)

     E   Dentsply Dental (Tianjin) Co. Ltd. (China)

     F.   DENTSPLY Finance Co. (Delaware)
          a)   Dentsply International, Inc. (Chile) Limitada (Chile)

     G.   Dentsply India Pvt. Ltd. (India)

     H.   Dentsply Industria e Comercio Ltda. (Brazil)

     I.   Dentsply Japan Limited, L.L.C. (Japan)

     J.   Dentsply (Philippines) Inc. (Philippines)

     K.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     L.   Dentsply (Thailand) Ltd. (Thailand)

     M.   DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

     N.   Dentsply Tianjin International Trading Co. Ltd. (China)

     O.   GAC International Inc. (New York)
          a)   Old Country Road Sales Consultants, Inc.
          b)   Orthodental International, Inc.
          c)   Orthodental S.A. de C.V. (Mexico)

     P.   Austenal, Inc. (Illinois)
          a)   Lab. Des Produits Dentaires Odoncia S.A. (France)
          b)   Austenal GmbH (Germany)

     Q.   Dentsply Mexico S.A. de C.V. (Mexico)

     R.   ESP, LLC (Delaware)

     S.   Ceramco Europe Limited (Cayman Islands)
          a) Ceramco UK Limited (Dormant)

     T.   DENTSPLY North America Inc. (Delaware)


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II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply Research & Development Corp.

          1.   Dentsply SE Limited (Gibraltar)
               a) Dentsply A.G. (Switzerland)

          2.   Dentsply EU S.a.r.L (Luxembourg)

          3.   Dentsply Australia Pty. Ltd. (Australia (Victoria))
               a)   Dentsply (NZ) Limited (New Zealand)

          4.   Dentsply Canada Ltd. (Canada (Ontario))

          5.   Dentsply Export Sales Corporation (Barbados)

          6.   PT Dentsply Indonesia (Indonesia)

          7.   The International Tooth Co. Limited (United Kingdom)

          8.   Ransom & Randolph Company (Delaware)

          9.   Tulsa Dental Products Inc. (Delaware)
               a)   Tulsa Finance Co. (Delaware)
               b)   Tulsa Manufacturing Inc. (Delaware)

          10.  Dentsply Espana SL (Spain)

          11.  Friadent North America, Inc. (California)

          12.  Sankin Kogyo K.K. (Japan)
               a)   Sankin Laboratories K.K. (Japan)

          13.  Degussa Dental Ltda. (Brazil)
               a)   Degussa Dental da Amazonia Ltda. (Brazil)
               b)   Degpar Participacoes e Empreendimentos S.A.(Brazil)
               c)   Problem Laboratorio de Produtos Farmaceuticos e
                       Odontonlogicos S.A. (Brazil)

     B.   Subsidiaries Dentsply EU S.a.r.L.
          1.   Dentsply Germany Holdings GmbH (Germany)
               a)   VDW GmbH (Germany)
               b)   RoyDent, Inc.(Michigan)
               c)   Dentsply DeTrey GmbH (Germany)
               d)   Friadent GmbH (Germany)
                    i)   Friadent Brasil Ltda. (Brazil)
                   ii)   Friadent Denmark ApS (Denmark)
                  iii)   Friadent France Sarl (France)
                   iv)   Friadent N.V. (Belgium)
                    v)   Friadent Scandinavia AB(Sweden)
                   vi)   Friadent Schweiz AG (Switzerland)
               e)   Degussa Dental GmbH (Germany)
                    i)   Bios Dental GmbH (Germany)
                   ii)   Ducera Dental Verwaltungs-ges.m.b.H.(Germany)
               f)   Elephant Dental GmbH (Germany)


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          2.   Dentsply Capital Ltd. (U.K.)

          3.   Dentsply Capital II Ltd. (U.K.)
               a)   Dentsply DeTrey Sarl. (Switzerland)
               d)   Maillefer Instruments Holding S.A.(Switzerland)
                    i)   Maillefer Instruments Trading Sarl (Switzerland)
                   ii)   Maillefer Instruments Consulting Sarl (Switzerland)
                  iii)   Maillefer Instruments Manufacturing Sarl (Switzerland)
                   iv)   Maillefer Plastiques Sarl (Switzerland)

          4.   Elephant Dental B.V. (Netherlands)
               a)   Cicero Dental Systems B.V. (Netherlands)
               b)   Degussa Dental Benelux B.V. (Netherlands)
               c)   Elephant Danmark ApS (Denmark)
               d)   Dental Trust B.V. (Netherlands)

          5.   Degussa Dental Austria GmbH (Austria)

          6.   Dentsply Limited (Cayman Islands)
               a)   Dentsply Holdings Unlimited (U.K.)
               b)   Dentsply Russia Limited (U.K.)
               c)   Amalco Holdings Ltd (U.K., Dormant)
               d)   Keith Wilson Limited (U.K., Dormant)
               e)   Oral Topics Limited (U.K., Dormant)
               f)   AD Engineering Limited (Dormant)

          7.   Dentsply Italia SrL (Italy)

          8.   Dentsply France S.A.S. (France)

          9.   Dentsply South Africa (Pty) Limited (South Africa)




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